Exhibit 99.2 FY23 Q2 GENESCO Summary Results September 1, 2022

Safe Harbor Statement This presentation contains forward-looking statements, including those regarding future sales, earnings, operating income, gross margins, expenses, capital expenditures, depreciation and amortization, tax rates, stores openings and closures, ESG progress and all other statements not addressing solely historical facts or present conditions. Forward- looking statements are usually identified by or are associated with such words as “intend,” “expect,” “believe,” “anticipate,” “optimistic” and similar terminology. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to projections reflected in forward-looking statements, including those resulting from the effects of COVID-19 on the Company’s business, including COVID-19 case spikes in locations in which the Company operates, additional stores closures due to COVID-19, weakness in store and shopping mall traffic, restrictions on operations imposed by government entities and/or landlords, changes in public safety and health requirements, and limitations on the Company’s ability to adequately staff and operate stores. Differences from expectations could also result from stores closures and effects on the business as a result of civil disturbances; the level and timing of promotional activity necessary to maintain inventories at appropriate levels; our ability to pass on price increases to our customers; the imposition of tariffs on product imported by the Company or its vendors as well as the ability and costs to move production of products in response to tariffs; the Company’s ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution, including disruptions as a result of COVID-19 or geopolitical events; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; the effects of the British decision to exit the European Union, impacts of the Russia-Ukraine war, and other sources of market weakness in the U.K. and Republic of Ireland; the effectiveness of the Company's omnichannel initiatives; costs associated with changes in minimum wage and overtime requirements; wage pressure in the U.S. and the U.K.; weakness in the consumer economy and retail industry; competition and fashion trends in the Company's markets; risks related to the potential for terrorist events; risks related to public health and safety events; changes in buying patterns by significant wholesale customers; retained liabilities associated with divestitures of businesses including potential liabilities under leases as the prior tenant or as a guarantor; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could cause differences from expectations include the ability to renew leases in existing stores and control or lower occupancy costs, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; the Company’s ability to realize anticipated cost savings, including rent savings; the amount and timing of share repurchases; the Company’s ability to achieve expected digital gains and gain market share; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company's shares or for the retail sector in general; our ability to meet our sustainability, stewardship, emission and diversity, equity and inclusion related ESG projections, goals and commitments; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems; the Company’s ability to realize any anticipated tax benefits; and the cost and outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, the Company’s SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via the Company’s website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.

We report consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). However, to supplement these consolidated financial results our presentation includes certain non-GAAP financial measures such as earnings and earnings per share and operating income. This supplemental information should not be considered in isolation as a substitute for related GAAP measures. We believe that disclosure of earnings and earnings per share from continuing operations and operating income adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results. Reconciliations of the non-GAAP supplemental information to the comparable GAAP measures can be found in the Appendix. NON-GAAP Financial Measures

Our Footwear Focused Vision & Strategy What We Aspire To Do Create and curate leading footwear brands that represent style, innovation and self-expression; be the destination for our consumers’ favorite fashion footwear How We Will Achieve Our Aspiration Build enduring relationships with our target customers, grounded in unparalleled consumer and market insights Excite and constantly exceed expectations by delivering distinctive experiences and products, using our deep direct-to-consumer expertise across digital and physical

Strategic Initiatives/Pillars Our Footwear Focused Vision & Strategy Footwear focused strategy spans six strategic growth pillars aimed at accelerating Genesco’s transformation and leveraging synergies to drive growth and sustainable profitability Values, organization, culture and ESG stewardship Accelerate digital to grow direct- to-consumer Maximize the relationship between physical and digital Build deeper consumer insights to strengthen customer relationships and brand equity Intensify product innovation and trend insight efforts Reshape the cost base to reinvest for future growth Pursue synergistic acquisitions to add to growth 1 2 3 4 5 6 Retail Platform Branded Platform The destination for young adult and teen fashion footwear and partner of choice for leading global brands Portfolio of leading owned and licensed brands Strong Strategic Positioning #1 omnichannel retailer of teen fashion footwear #1 omnichannel retailer of youth fashion footwear Deep brand heritage and reputation for quality product Deep brand heritage since 1853 for Levi’s

Q2 FY23

FY23 compared to FY22

- The year ago period poses difficult comparisons as expected due to government stimulus-fueled consumer spending, especially for our Journeys business, as well as a number of one-time expense benefits related to pandemic relief.
- Revenue decreased 4% and adjusted operating income was down 53% from $21.1 million to $10.0 million. Excluding the impact of lower exchange rates, net sales decreased 1% for Q2FY23 compared to Q2FY22.
- Digital sales were down 11%, now representing 18% of total retail sales versus 19% in FY22; while wholesale sales increased over the same time.
- Gross margins as expected were down 160 bps versus last year, primarily due to more normalized markdowns in the Journeys business as FY22 had very little promotional activity and higher freight and logistics costs and difficult inventory reserve comparisons in the Johnston & Murphy business.
- Adjusted SG&A expense was up 30 bps versus FY22 driven in part by significant Covid rent credits and government relief in the prior year. Excluding the impact of the prior year credits, SG&A expense would have leveraged with lower performance-based compensation more than offsetting deleverage in selling salaries and marketing expenses.
- Adjusted EPS was $0.59 compared to $1.05 last year.
- We returned capital to shareholders during the quarter, repurchasing $45 million of common stock, representing about 6% of shares outstanding.
- The $288 million decrease in net cash over 12 months was driven primarily by replenishment of inventory totaling $150 million and significant share repurchases totaling $135 million.
- Sequential retail sales improvement compared to FY22 throughout the quarter and into August.

LITTLE BURGUNDY schuh JOHNSTON & MURPHY Levi's Bass GENESCO

Q2 FY23 FY23 compared to FY20 Compared with pre-pandemic Q2 FY20, revenue grew 10% despite having 82 fewer stores, and adjusted operating income was up 111%, from $4.7 million to $10.0 million. Digital sales grew more than 75% versus FY20, now representing 18% of total retail sales versus 10% in FY20; while wholesale sales increased more than 100% over the same time. Gross margins were down 110 bps reflecting a channel mix shift to more digital and wholesale sales as well as increased freight and logistics costs only partially offset by lower markdowns. Adjusted SG&A expense was down 200 bps versus Q2 FY20 as decreased occupancy expense and performance-based compensation expense offset increased marketing expenses. Adjusted EPS was $0.59 compared to $0.15 in Q2 FY20. Over the last three years, we have repurchased $176 million of common stock at an average price of $51.18, or 22% of our outstanding shares.

Q2 FY23 Key Earnings Highlights $535 MILLION IN SALES -4% vs Q2 FY2022 +10% vs. Q2 FY2020 +76% GROWTH IN E-COMMERCE SALES vs. Q2 FY2020 $0.59 GAAP EPS vs. $0.05 Q2 FY2020 $0.59 Non-GAAP EPS vs. $0.15 Q2 FY2020 Growth in GAAP OI +207% Non-GAAP OI +111% vs FY2020

Q2 FY23 Key Earnings Highlights

6mos FY23 Key Earnings Highlights

Q2 FY23 E-Commerce Sales Highlights (1) Retail sales represent combined store sales and e-commerce sales % of Retail Sales (1) 19% 18% 10% 32%

Q2 FY23 Total Sales

Q2 FY23 Sales by Segment FY20 Net Sales $486.6 Million FY23 Net Sales $535.3 Million FY22 Net Sales $555.2 Million Journeys Group Schuh Johnston & Murphy Group Licensed Brands

6mos FY23 Sales by Segment FY20 Net Sales $982.2 Million FY23 Net Sales $1.056 Billion FY22 Net Sales $1.094 Billion Journeys Group Schuh Johnston & Murphy Group Licensed Brands

Q2 FY23 Adjusted Operating Income by Segment (1)

6 mos FY23 Adjusted Operating Income by Segment (1)

Q2 FY23 Inventory/Sales Change by Segment

Q2 FY23 Retail Stores Summary

Q2 FY23 Retail Square Footage For

FY23 Outlook (1) Note: See earnings call transcript for important details regarding guidance assumptions. Additional Q3 Commentary: Expect sales slightly below FY22 Expect operating income close to FY20 Expect higher EPS vs FY20 driven by share repurchases (1) On a Non-GAAP basis (2) Excludes projected spend for the new corporate headquarters building.

FY23 Projected Retail Store Count

FY23 Projected Capital Spending Omni-channel, IT, DC & Other New Stores & Remodels Projected FY23 CapEx approx. $50-$55 Million(1) FY23 Projected Depreciation & Amortization = $43 Million (1) Excludes projected spend for the new corporate headquarters building. The projected capex for the new HQ in FY23 is approximately $10 million.

Appendix

Q2 FY23 Non-GAAP Reconciliation

6 mos FY23 Non-GAAP Reconciliation

Q2 FY23 Adjusted Selling and Administrative Expenses

6 mos FY23 Adjusted Selling and Administrative Expenses

Exhibit 00.0 FY23 Q2 GENESCO Summary Results September 1, 2022